UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2017

BioCardia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Shoreway Road, Suite B

San Carlos, California 94070

(Address of principal executive offices, Zip Code)

(650) 226-0120

Registrant’s telephone number, including area code

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in the Definitive Information Statement on Schedule 14C of BioCardia, Inc. (the “Company”), filed with the Securities and Exchange Commission on March 21, 2017 (the “Information Statement”), the board of directors of the Company (the “Board”) approved (1) the amendment and restatement of the Company’s certificate of incorporation in the form attached as Exhibit B to the Information Statement (the “A&R Certificate”), and (2) the amendment and restatement of the Company’s Bylaws in the form attached as Exhibit C to the Information Statement (the “A&R Bylaws”). The A&R Certificate and A&R Bylaws were approved by stockholders of the Company holding shares representing 58.4% of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) on or about March 1, 2017.

Amended and Restated Certificate of Incorporation

On April 11, 2017, the Company filed the A&R Certificate with the Secretary of State of the State of Delaware. The following description of the A&R Certificate is intended to be a summary only and is qualified in its entirety by the terms of the A&R Certificate, a copy of which is attached as Exhibit 3.1 hereto. Additionally, the Information Statement contains a more detailed discussion of the Board’s reasoning behind the amendments described herein, and such discussion is incorporated herein by reference.

Amendments by Written Consent of Stockholders

The Delaware General Corporation Law (the “DGCL”) provides that, unless a company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting if the holders of stock having the minimum number of votes necessary to authorize such action sign a written consent. The A&R Certificate provides that stockholders shall not be entitled to act by written consent (including electronic transmission) and no action shall be taken by stockholders of the Company except at an annual or special meeting of stockholders.

Special Meetings of Stockholders

The A&R Certificate provides that special meetings of stockholders may only be called by the Board, the Chairman of the Board, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer) of the Company.

Classification of Directors

The A&R Certificate provides that the directors of the Company shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with a resolution or resolutions adopted by the Board.

The initial Class I directors will consist of Peter Altman and Fernando L. Fernandez, who will hold office initially for a term expiring at the 2017 annual meeting of the stockholders. The initial Class II directors will consist of Thomas Quertermous, Richard Pfenniger and Allan R. Tessler, who will hold office initially for a term expiring at the 2018 annual meeting of the stockholders. The initial Class III directors will consist of Richard Krasno, Jay M. Moyes and Simon H. Stertzer, who will hold office initially for a term expiring at the 2019 annual meeting of the stockholders. At each annual meeting following this initial classification and allocation, the successors to the class of directors whose terms expire at that meeting would be elected for a term of three years.

In the event that a vacancy occurs during the year, the board of directors may appoint a director to fill the vacancy. Any director elected in this manner shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Super-Majority Vote for Certain Amendments to the Certificate and for Amendments to Bylaws

The A&R Certificate provides that, notwithstanding any other provisions of the A&R Certificate, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66⅔% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of the A&R Certificate inconsistent with the purpose and intent of Article V, Article VI, Article VII, Article VIII or Article IX of the A&R Certificate.

Additionally, the A&R Certificate provides that, notwithstanding any other provision of the A&R Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by the A&R Certificate or by any Preferred Stock Designation, the affirmative vote of the holders of at least 66⅔% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors shall be required for the stockholders of the Company to amend, alter or repeal the Bylaws of the Company or adopt new Bylaws.

Amended and Restated Bylaws

Effective on April 11, 2017, the Company adopted amended and restated Bylaws, a copy of which is attached as Exhibit 3.2 hereto. Additionally, the Information Statement contains a more detailed discussion of the Board’s reasoning behind the amendment and restatement of the Company’s Bylaws, and such discussion is incorporated herein by reference.

The A&R Bylaws give effect to the limitations on the stockholders’ ability to act by written consent and to call special meetings of the stockholders, as well as supermajority voting requirements for further amendments to the A&R Bylaws by the stockholders. The A&R Bylaws also contain advance notice provisions for stockholders to bring business before the annual meeting of the stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCardia, Inc.

April 11, 2017	By:	/s/ Peter Altman
	Name:	Peter Altman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.